Exhibit 99.1
Earthstone Energy Announces Northern Delaware Basin
Asset Acquisition for ~$604 Million

Highly Accretive Expansion into Northern Delaware Basin Meaningfully Increases Size and Scale

The Woodlands, Texas, December 16, 2021 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone” or the “Company”) today announced that it has entered into an agreement (the “Agreement”) to acquire the assets of privately held Chisholm Energy Holdings, LLC (“Chisholm”) located in the northern Delaware Basin of New Mexico (the “Chisholm Acquisition”). Chisholm is majority owned by Warburg Pincus, LLC and its affiliates (“Warburg Pincus”).

The aggregate purchase price of the Chisholm Acquisition is approximately $604 million consisting of $340 million in cash at closing, subject to customary closing adjustments, $70 million of deferred cash due over the 12 months after closing and approximately 19.4 million shares of Earthstone’s Class A common stock valued at $194 million based on a closing share price of $9.98 on December 15, 2021. The effective date of the Chisholm Acquisition will be November 1, 2021, with closing anticipated in the first quarter of 2022. The cash portion of consideration is expected to be funded with cash on hand and borrowings under the Company’s senior secured revolving credit facility (the “Credit Facility”). Earthstone has obtained commitments from a group of existing lenders to increase the borrowing base and elected commitments under its Credit Facility from $650 million to $825 million upon closing.

Chisholm Asset Highlights:
•Current net production of ~13,500 Boepd (61% oil, 79% liquids) (1)
•$421 million Proved Developed PV-10 (2) as of 11/1/21 with reserves of approximately 25.8 MMBoe (3)
•Asset level projected 2022 Adjusted EBITDAX of approximately $190-200 million (4,5)
•Low-cost, high-margin producing assets generating significant Free Cash Flow (4,5)
•Approximately 36,100 net acres (92% operated, 55% WI, 85% HBP) in the core of the Delaware Basin in Eddy and Lea Counties, New Mexico
•Large, high-return, de-risked drilling inventory with 414 gross / 237 net operated identified locations focused on 1st, 2nd and 3rd Bone Spring and Wolfcamp A formations with additional potential upside locations
•Chisholm is currently operating a two-rig drilling program, which Earthstone plans to maintain on the acquired assets (in addition to the two rigs Earthstone is running in the Midland Basin)

Impact on Earthstone:
•Expected to increase Earthstone’s net production by ~39%, Adjusted EBITDAX by ~49% and Free Cash Flow by ~100% in 2022 (vs. Earthstone standalone) (6), while only increasing share count by 22%, driving significant per share accretion
•2022 preliminary pro forma snapshot (6):
–44,000-48,000 Boepd of production (53% oil, 75% liquids)
–$550-580 million of Adjusted EBITDAX
–$385-415 million of capital expenditures

–$130-150 million of Free Cash Flow
•Maintains conservative balance sheet metrics with low leverage
–Targeted Debt / Adjusted EBITDAX of ~1.0x by year-end 2022 would be approximately leverage neutral to anticipated year-end 2021 Debt / Adjusted EBITDAX
•Increases Earthstone’s Permian Basin acreage by over 35% to ~138,000 net acres
•Earthstone anticipates continuously running four rigs in 2022, maintaining the two rigs currently being operated by each of Earthstone and Chisholm in the Midland Basin and the Delaware Basin, respectively
•Formal 2022 full year guidance to be announced in conjunction with closing of the Chisholm Acquisition

Robert J. Anderson, President and CEO of Earthstone, commented, “The Chisholm Acquisition caps off a series of highly-accretive and value-adding transactions that have dramatically transformed Earthstone during 2021 and further establishes Earthstone as a Permian Basin focused company with increasing scale. When this acquisition is combined with the previous four acquisitions completed in 2021, we will have increased our Permian Basin net acreage footprint by approximately 400%, almost tripled our daily production rate and meaningfully increased Free Cash Flow generation capacity. In particular, the Chisholm Acquisition expands our operations into the Delaware Basin with low cost, high margin assets that are generating significant production and cash flow from existing producing wells while also providing growth opportunities from a high-return drilling inventory. Additionally, the significant size of this transaction increases our scale materially and positions us to build on our corporate and field level operating efficiencies and drive additional cost savings.

“Importantly, we have successfully added substantial size and scale while maintaining our balance sheet strength. As in previous acquisitions, we are using a mix of cash and equity to acquire high margin producing assets that generate Free Cash Flow while positioning Earthstone to achieve target leverage of approximately 1.0x Debt to EBITDAX by year-end 2022.

“We are especially excited about the size and quality of the drilling inventory included in the Chisholm transaction, and plan to continue the two-rig program in the Delaware Basin in addition to our two-rig program in the Midland Basin. Our increased inventory of high-return drilling locations will enhance our organic growth. Through a four-rig drilling program in 2022 we expect to be Free Cash Flow positive and continue our current momentum.”

Transaction Consideration and Sources

The consideration for the Chisholm Acquisition consists of approximately 19.4 million shares of Earthstone’s Class A common stock to be issued to Chisholm, which will represent 18% of total Class A and Class B common stock on a pro forma basis, and a cash amount of $340 million based on the effective date (subject to customary closing adjustments) and an additional $70 million of deferred cash due within the twelve months after closing.

Warburg Pincus, a current beneficial owner of ~15.1% of Earthstone’s total Class A and Class B common stock, is expected to indirectly receive ~13.2 million shares of Class A common stock through its majority ownership of Chisholm. Adjusted for the equity consideration expected to be issued, Warburg Pincus’s beneficial ownership of Earthstone’s total Class A and Class B common stock will be increased to approximately 24.7%.

Earthstone intends to fund the cash portion of the consideration and fees and expenses with cash on hand and new borrowings under its Credit Facility, under which it has received commitments from a group of existing lenders to increase the borrowing base and available commitments from the current $650 million to $825 million in conjunction with closing of the Transaction.

Approvals

The audit committee of the board of directors of Earthstone (the “Audit Committee”) has independently approved and recommended the Chisholm Acquisition to the full board of directors of Earthstone, which has approved the Chisholm Acquisition. Stockholders holding approximately 55.4% of the outstanding voting power of Earthstone (including disinterested stockholders holding approximately 56.1% of the outstanding disinterested voting power) approved the share issuance by written consent. No further stockholder approval is required. Earthstone plans to mail a definitive information statement to stockholders at least 20 days prior to closing.

The Chisholm Acquisition has been approved by the board of directors and members of Chisholm.

Investor Presentation and Other Details

Please refer to the “Investors” section of Earthstone’s website, www.earthstoneenergy.com, for access to a presentation highlighting the Chisholm Acquisition.

Further details of the terms of the Chisholm Acquisition are set forth in the Agreement, which will be filed by Earthstone with the Securities and Exchange Commission (“SEC”) and will be available for viewing under its profile at www.sec.gov or under the “Investors” section of Earthstone’s website.

Advisors

Wells Fargo Securities, LLC acted as exclusive financial advisor to Earthstone. Jefferies LLC acted as exclusive financial advisor to Chisholm. Legal advisors included Haynes and Boone, LLP and Jones & Keller, P.C. for Earthstone, and Kirkland & Ellis LLP for Chisholm.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the development and operation of oil and natural gas properties. Its primary assets are located in the Permian Basin of west Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit Earthstone’s website at www.earthstoneenergy.com.

_______________________

(1)Earthstone management estimate of Chisholm three stream sales volumes for the most recent available 30-day period.
(2)PV-10 is a non-GAAP measure that differs from a measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes.
(3)Earthstone management estimate of proved developed producing and wells being drilled and completed reserve volumes and values as of November 1, 2021, discounting cash flows at a rate of 10% and utilizing NYMEX strip prices as of December 8, 2021.
(4)Based on Earthstone management estimates and $70/bbl WTI oil prices and $3.50/mmbtu HH natural gas prices; excludes general and administrative expenses.
(5)Adjusted EBITDAX and Free Cash Flow are non-GAAP measures. Adjusted EBITDAX is defined as net (loss) income plus, when applicable, accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; (gain) loss on sale of oil and gas properties, net; exploration expense; unrealized loss (gain) on derivative contracts; stock-based compensation (non-cash); and income tax expense. Free Cash Flow is defined as Adjusted EBITDAX (defined above), less interest expense, less accrual-based capital expenditures.
(6)Assumes a full year of production from both Earthstone and Chisholm and $70/bbl WTI oil prices and $3.50/mmbtu HH natural gas prices. Expected Earthstone reported 2022 results will be lower based on the timing of the closing of the Chisholm Acquisition.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the Chisholm Acquisition to Earthstone and its stockholders, the anticipated completion of the Chisholm Acquisition or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to complete the Chisholm Acquisition on anticipated terms and timetable; Earthstone’s ability to integrate its combined operations successfully after the Chisholm Acquisition and achieve anticipated benefits from it; the possibility that various closing conditions for the Chisholm Acquisition may not be satisfied or waived; risks relating to any unforeseen liabilities of Earthstone or Chisholm; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under Earthstone’s credit agreement; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. Earthstone’s annual report on Form 10-K, and as amended on Form 10-K/A, for the year ended December 31, 2020, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contacts

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
281-298-4246 / mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
281-298-4246 / scott@earthstoneenergy.com